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                                                                 ARTHUR ANDERSEN


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated January 26, 2001, included on page 31 of the Company's 2000 Form 10-K, into the previously filed Registration Statements on Form S-3 (File Nos. 333-18929 aned 333-82953) and on Form S-8 (File Nos. 333-39299,
2-64600, 2-81590, 33-32692, 2-66654 and 33-54084).

                                       /s/ Arthur Andersen LLP
                                       Arthur Andersen LLP

Oklahoma City, Oklahoma
  March 12, 2001